EXHIBIT 10.14

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment to Employment Agreement (this “Amendment”) is entered into as of February 24, 2004 between              (the “Executive”) and Florists’ Transworld Delivery, Inc. (“FTD”).

WHEREAS, the parties hereto previously entered into (i) an employment agreement dated as of May 20, 2003 setting forth the terms of the executive’s employment with FTD (the “Original Agreement”), and (ii) an Amendment to Employment Agreement entered into as of October 5, 2003 (collectively with the Original Agreement, the “Agreement”); and

WHEREAS, the parties desire to modify certain terms of the Executive’s employment and amend the Agreement in connection with the transactions contemplated by the Agreement and Plan of Merger between Mercury Man Holdings Corporation, a Delaware corporation (“MMH”), Nectar Merger Corporation, a Delaware corporation, and FTD, Inc., a Delaware corporation, dated as of October 5, 2003 (the “Merger Agreement”) (which the parties acknowledge constituted a “Change of Control” under the Agreement and commenced a “Change of Control Severance Period” thereunder) and such other agreements entered into in connection with the Merger Agreement, effective as of the Effective Time under the Merger Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below, FTD and the Executive hereby agree as follows:

1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

2. Amendments to Agreement. The definition of “Change of Control” contained in Section 3 of the Agreement is hereby revised to read as follows:

(A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (“Voting Stock”) of MMH or any direct or indirect parent company thereof, FTD, Inc. or FTD, respectively; provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from MMH or any direct or indirect parent thereof, FTD, Inc. or FTD, or (2) any acquisition by MMH or any direct or indirect parent thereof, FTD, Inc., FTD, any subsidiary of MMH or any direct or indirect parent thereof, FTD, Inc. or FTD or any employee benefit plan (or related trust) sponsored or maintained by MMH or any direct or indirect parent thereof, FTD, Inc. or FTD or any such subsidiary;

(B) a change in a majority of the members of the respective Board occurs (1) within one year following the public announcement of an actual or threatened election contest (within the meaning of Rule 14a-11 under the Exchange Act) or the filing of a Schedule 13D or other public announcement indicating a Person intends to effect a change in control of MMH or any direct or indirect parent company thereof, FTD, Inc. or FTD or (2) as a result of a majority of the members of the Board having been proposed, designated or nominated by a Person (other than MMH or any direct or indirect parent company thereof, FTD, Inc. or FTD through the respective Board or duly authorized committees thereof or through the exercise of contractual rights);

(C) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of MMH or any direct or indirect parent company thereof, FTD, Inc. or FTD (a “Business Combination”), in each case, unless, following such Business Combination, (1) more than 50% of the Voting Stock of the entity resulting from such Business Combination is held in the aggregate by (x) the holders of securities entitled to vote generally in the election of directors of MMH or any direct or indirect parent company thereof, FTD, Inc. or FTD immediately prior to such transaction, (y) any employee benefit plan (or related trust) sponsored or maintained by MMH or any direct or indirect parent company thereof, FTD, Inc. or FTD or such entity or any subsidiary of any of them and (2) at least half of the members of the board or directors of the entity resulting from such Business Combination were members of the respective Board at the time of the execution of the initial agreement, or the action of the respective Board providing for such Business Combination; or

(D) approval by the stockholders of MMH or any direct or indirect parent thereof, FTD, Inc. or FTD of a complete liquidation or dissolution of MMH or any direct or indirect parent thereof, FTD, Inc. or FTD.

3. Continuing Effectiveness of Agreement. Except as expressly provided herein to the contrary, the Agreement shall remain unaffected and shall continue in full force and effect after the date hereof.

4. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including counterparts delivered by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any such counterpart delivered by telecopy shall be effective as an original for all purposes.

5. Effective Date. This amendment shall only become effective as of the Effective Time, as defined in the Merger Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date first set forth above.

FLORISTS’ TRANSWORLD DELIVERY, INC.

By:
Its:

EXECUTIVE